JOINT FILER INFORMATION
                                -----------------------


NAME:					Marla L. Schaefer
ADDRESS:				c/o Claire's Stores, Inc.
					3 S.W. 129th Avenue
					Miami, FL  33027

DESIGNATED FILER:			E. Bonnie Schaefer

ISSUER AND TICKER SYMBOL:		Claire's Stores, Inc. ("CLE")

DATE OF EVENT REQUIRING
STATEMENT:				March 28, 2005





/s/Marla L. Schaefer
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Marla L. Schaefer